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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 30, 1998
                                                 -------------------------------


                               Open Market, Inc.
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            (Exact Name of Registrant as Specified in its Charter)



                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


       0-28436                                         04-3214536
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(Commission File Number)                  (IRS Employer Identification No.)


One Wayside Road, Burlington, Massachusetts                         01803
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(Address of principal executive offices)                          (Zip Code)



                                (781) 359-3000
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              Registrant's Telephone Number, Including Area Code


                                Not Applicable
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 30, 1998 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of April 29, 1998 (the "Merger Agreement") among Open Market, Inc. ("Open Market"), Norway Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Open Market and Icentral, Incorporated ("Icentral"), Open Market acquired Icentral by means of a statutory merger (the "Merger") of Merger Sub into Icentral, with Icentral remaining as the surviving corporation in the Merger. As a result of the Merger, Icentral became a wholly-owned subsidiary of Open Market. Icentral specializes in Internet store-building products geared to small and medium sized businesses. Merger Sub was formed solely for the purpose of effecting the Merger.

     Open Market issued an aggregate of approximately 480,140 shares of Open Market Common Stock and paid an aggregate amount of $720,000 to the former Icentral stockholders in the Merger. In addition, Open Market assumed certain liabilities of Icentral equal to approximately $280,000. Pursuant to the Merger Agreement, each outstanding share of Icentral Common Stock was converted into the right to receive (i) 0.0196349 shares of Open Market Common Stock (the "Stock Exchange Ratio") and (ii) $0.0294448 (the "Cash Exchange Ratio"). The Stock Exchange Ratio was calculated by dividing $10,000,000 by the average of the closing sales prices of Open Market Common Stock as reported on the Nasdaq National Market for the 30 trading days ending three days prior to the Closing Date ($20.828) by the total number of issued and outstanding shares of Icentral Common Stock (24,452,555 shares). The Cash Exchange Ratio was calculated by dividing $720,000 by the total number of issued and outstanding shares of Icentral Common Stock. In addition, in connection with this acquisition, Open Market entered into employment agreements with certain key employees of Icentral (all of whom were stockholders of Icentral) under which Open Market agreed to pay stock bonuses with an aggregate value of up to $1,000,000 depending on certain future events.

     The terms of the Merger Agreement, including the amount of consideration paid by Open Market, were determined pursuant to arms' length negotiations. Prior to the closing of this transaction, there was no material relationship between Open Market and Icentral.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements of Business Acquired.
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           Because the impact of the acquired business does not meet the minimum materiality threshold of Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. (S) 210.3-05(b)(2)(i)), financial information of the acquired business is not required to be filed pursuant to Item 7(a) of this Form 8-K.

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     (b)   Pro Forma Financial Information.
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           Pro forma financial information is not required to be filed pursuant to Item 7(b) of this Form 8-K because separate financial statements of the acquired business are not included in this filing, see 17 C.F.R (S) 210.11-01(c).

     (c)   Exhibits
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Exhibit No.         Description
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   2.1              Agreement and Plan of Merger, dated as April 29, 1998, among
                    Open Market, Inc., Norway Acquisition Corporation, a wholly-owned subsidiary of Open Market, Inc. and Icentral, Incorporated.

   2.2 Merger Agreement merging Norway Acquisition Corporation with and into Icentral, Incorporated, as filed with the Delaware Secretary of State and the Utah Secretary of State on April 30, 1998.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 6, 1998                            OPEN MARKET, INC.
                                                (Registrant)


                                              /s/ Regina O. Sommer
                                              __________________________________
                                              By:   Regina O. Sommer
                                                    Senior Vice President and
                                                    Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT NO.                        EXHIBIT
-----------                        -------

   2.1 Agreement and Plan of Merger, dated as of April 29, 1998, among Open Market, Inc., Norway Acquisition Corporation, a wholly-owned subsidiary of Open Market, Inc., and Icentral Incorporated.

   2.2 Merger Agreement merging Norway Acquisition Corporation with and into Icentral, Incorporated, as filed with the Delaware Secretary of State and the Utah Secretary of State on April 30, 1998.

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